UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016 (September 7, 2016)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.02(d) - Kym M. Hubbard
In accordance with the recommendation of the Nominating and Governance Committee of the Board of Directors of State Auto Financial Corporation ("STFC"), on September 7, 2016, Kym M. Hubbard was elected as a director of STFC, effective September 13, 2016, to fill an existing vacancy on STFC's Board of Directors.
There was no arrangement or understanding between Ms. Hubbard and any other person pursuant to which Ms. Hubbard was elected as a director.
Ms. Hubbard has not been appointed to any Board committees as of the date of the filing of this Form 8-K.
Ms. Hubbard recently retired as the Treasurer, Chief Investment Officer and Global Investment Head of Ernst & Young, LLC. Ms. Hubbard is currently a director of the John G. Shedd Aquarium, The Economic Club of Chicago, Chicago Infrastructure Trust, The Field Foundation, and Laurie Children's Hospital. Ms. Hubbard is 59 years old.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: September 9, 2016	/s/ Steven E. English
Senior Vice President and Chief Financial Officer